Exhibit 99.1
CELLULAR BIOMEDICINE GROUP, INC.
Effective Date: November 11, 2016
Re: Cellular Biomedicine Group Board of Directors – Independent Director
Dear Mr. Ji:
This letter shall constitute an agreement between you and the Company, effective as of the date first written above (“Effective Date”), and this letter agreement contains all the terms and conditions of your service as a director on the Board of Directors (the “Board”) of Cellular Biomedicine Group, Inc. (the “Company”) for the duration stated in paragraph 1 below.
1. Term.   The Company’s Board of Directors shall consist of three classes (Class I, Class II, and Class III), each with staggered terms. You agree to be appointed as a Class II director, which class shall have an initial term ending on the date of the annual stockholders meeting of the Company occurring in 2017, and when your successor Class II director is duly elected and qualified. The position shall be open for election once every three years at the Company’s annual meeting of stockholders occurring at such three-year interval. If you are re-elected to any additional term as director, the terms and provisions of this agreement shall remain in effect.
2. Services and Compensation. You agree to render services required as a director and member of the Company’s Board of Directors, the responsibility and function of which is to manage and direct the Company’s property, affairs and business (hereinafter your “Duties”). You further agree to consult with other members of the Board at meetings held no less frequently than once per calendar quarter in locations designated by the Chairman of the Board of the Company. You have been appointed by the Board to serve as a member of Compensation Committee. You agree to serve on the Compensation Committees.
a.
Your director’s compensation amount is comprised of:
i.
Base: $36,000; and, if elected to serve on any committee(s),
ii.
Committee Chair: $110,000 for each committee on which you serve as chair; and/or
iii.
Committee Member for each committee on which you serve: $40,000
Please Circle and initial your choice of the cash and equity compensation combination.
A.
30% Cash; 70% Equity [Circled]

B.
50% Cash; 50% Equity
b. Cash Compensation. In consideration for your services as a director and, to the extent applicable, the aforementioned committee(s), the Company agrees to pay you in accordance with Section 2(a) above, per year, payable monthly, pro-rated daily based on a 365 day year for any portion of the year should you serve for less than a full term as a director or as a member of a committee, as the case may be (“Cash Compensation”). The amount of Cash Compensation payable for services rendered each year is payable in cash based on your election of the Cash and Equity combination in the above Section 2(a).
c. Equity Compensation. In addition to the Cash Compensation payable pursuant to Section 2(b) above, the Company agrees that in accordance with your election of the Cash to Equity combination in Section 2(a) above you will be eligible to participate in the Company's equity incentive plan. Based on your election of the Cash and Equity combination in the above Section 2(a), pro-rated daily based on a 365 day year for any portion of the year should you serve as a director or on a board committee for less than a full term, you will receive annual grants of non-qualified stock options to purchase shares of common stock (each, an “Option”) under the Company’s equity incentive plan to be issuable as follows: (i) the initial Option grant shall be issued as of the applicable date of your appointment as director, Committee Chair, and/or Committee Member, as the case may be; and (ii) thereafter, all Option grants shall be issued as of the date of each Annual Meeting of Stockholders (each such date of grant in accordance with Section (b)(i) and (ii) above, a “Grant Date”).. Each Option shall have an exercise price per share of common stock equal to the closing price of such share on the Grant Date. The Option shall vest and become exercisable with respect to 100% of the shares of common stock subject to such Option on the date of the Company’s subsequent Annual Meeting of Stockholders following such grant, assuming your continuous service through such date (the Cash Compensation plus any Option grant pursuant to Section 2 is collectively referred to as the “Annual Compensation”). For purposes of illustration, your first two Option grants for your Annual Compensation as a director pursuant to Section 2(a)(i) above will be awarded and shall vest as follows, assuming your continuous service through the date of the 2018 Annual Meeting of Stockholders:
	Initial Option Grant	Subsequent Option Grant
Grant Date	Effective Date	Date of 2017 Annual Meeting of Stockholders
Vesting Date	Date of 2017 Annual Meeting of Stockholders	Date of 2018 Annual Meeting of Stockholders

 In the event of a subdivision of the outstanding common stock or a combination or consolidation of the outstanding common stock into a lesser number of shares, the incentive stock option portion of the Annual Compensation subject to this letter agreement shall automatically be adjusted proportionately. Your compensation as a director, Committee Chair, and/or Committee Member in any future periods is subject to the determination of the Board of Directors, and may differ in future periods should you continue to serve on the Board.
3. Expenses. The Company agrees to reimburse you for all reasonable documented out-of-pocket expenses that you incur in order to attend meetings of the board of directors, and any other expenses approved in advance in writing by the Company.
4. Services for Others.  You shall be free to represent or perform a service for other persons during the term of this agreement. However, you agree that you do not presently perform and do not intend to perform, during the term of this agreement, similar Duties, consulting or other services for companies whose businesses are or would be, in any way, competitive with the Company (except for companies previously disclosed by you to the Company in writing.) Should you propose to perform similar Duties, consulting or other services for any such company, you agree to notify the Company in writing in advance (specifying the name of the organization for whom you propose to perform such services) and to provide information to the Company sufficient to allow it to determine if the performance of such services would conflict with areas of interest to the Company.
5. No Assignment. Because of the personal nature of the services to be rendered by you, this agreement may not be assigned without the prior written consent of the Company.
6. Confidential Information; Non-Disclosure. In consideration of your access to the premises and/or certain Confidential Information of the Company, in connection with your business relationship with us, you hereby represent and agree as follows:
a.
Definition.
For purpose of this agreement the term “Confidential Information” means;
i.
Any information which the Company possesses that has been created, discovered or developed by or for the Company, and which has or could have commercial value or utility in the business in which the Company is engaged; or
ii.
Any information which is related to the business of the Company and is generally not known by non-Company personnel.
iii.
By way of illustration, but not limitation, Confidential Information includes trade secrets and any information concerning products, protocols, methods, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws, and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans, and analyses, business plans and analyses, strategies, forecasts, customer, and supplier identities, characteristics and agreements.

b.
Exclusions.
Notwithstanding the foregoing, the term Confidential Information shall not include:
i.
Any information which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this agreement, or any other agreement requiring confidentiality between the Company and you;
ii.
Information received from a third party in rightful possessions of such information who is not restricted from disclosing such information; and
iii.
Information known by you prior to receipt of such information from the Company, which prior knowledge can be documented.
c.
Documents.
You agree that, without the express written consent of the Company, you will not remove from the Company’s premises, any notes, formulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Information, nor will you make reproductions or copies of same, nor will you use any of the same except as necessary in connection with executing your Duties as a member of the Board. In the event you receive any such documents or items by personal delivery from any duly designated or authorized personnel of the Company, you shall be deemed to have received the express written consent of the Company to possess such material. In the event that you receive any such documents or items, other than through personal delivery as described in the preceding sentence, you agree to inform the Company promptly of your possession of such documents or items. You shall promptly return any such documents or items, along with any reproductions or copies to the Company upon the Company’s demand or upon termination of this agreement.
d.
No Disclosure. You agree that you will hold in strict trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of the Company, except as maybe necessary in the course of his business relationship with the Company. You further agree that the provisions of this Section 6 shall survive termination of this agreement for three (3) years after the date of termination.
7. Entire Agreement; Amendment; Waiver. This agreement expresses the entire understanding with respect to the subject hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Any term of this agreement may be amended and observance of any term of this agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this agreement. The failure of any party at any time to require performance by any other party of any provision of this agreement shall not affect the right of any such party to require future performance of such provision or any other provision of agreement.

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The Agreement has been executed and delivered by the undersigned on the date set forth below, and shall be deemed effective as of the Effective Date.

    Sincerely,

    CELLULAR BIOMEDICINE GROUP, INC.

    By: /s/Terry Belmont
Terry Belmont
Chairman of the Board

AGREED AND ACCEPTED:

/S/Gang (Jacky) Ji___________
Gang (Jacky) Ji